Exhibit 99.7

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF HEALTHEQUITY

On June 26, 2019, HealthEquity, Inc. (“HealthEquity”, “we”, “us”, “our”), our wholly owned subsidiary Pacific Merger Sub Inc. (“Merger Sub”) and WageWorks, Inc. (“WageWorks”) entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into WageWorks, with WageWorks being the surviving entity and continuing as our wholly owned subsidiary (the “Merger”). The following unaudited pro forma combined condensed financial information of HealthEquity presents the unaudited pro forma combined condensed balance sheet of HealthEquity as of April 30, 2019, and the unaudited pro forma combined condensed statements of operations of HealthEquity for the three months ended April, 2019 and the year ended January 31, 2019.

The unaudited pro forma combined condensed balance sheet as of April 30, 2019 combines the historical unaudited consolidated balance sheet of HealthEquity as of April 30, 2019 and the unaudited condensed consolidated balance sheet of WageWorks as of March 31, 2019, and gives effect to the Merger, potential debt financing (the “Financing Transactions”) further discussed herein and a potential offering of equity securities in an amount of $410,000 (the “offering”), as if each occurred on April 30, 2019.

The unaudited pro forma combined condensed statements of operations for the three months ended April 30, 2019 and the fiscal year ended January 31, 2019, combine the unaudited historical statements of operations of HealthEquity for the three months ended April, 30, 2019 and the fiscal year ended January 31, 2019 and the unaudited statement of income data for WageWorks for the three months ended March 31, 2019 and the fiscal year ended December 31, 2018, and give effect to the Merger, the Financing Transactions and the offering as if each occurred on February 1, 2018, the first day of the fiscal year ended January 31, 2019.

The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited consolidated condensed statements of income, expected to have a continuing impact on the consolidated entity’s condensed results. The unaudited pro forma combined financial statements are based upon the historical consolidated financial data of HealthEquity and WageWorks, after giving effect to the Merger, the Financing Transactions and the offering as of the dates and for the periods indicated. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements presented, or incorporated by reference, in this Form 8-K.

The unaudited pro forma combined financial statements do not reflect the costs of any integration activities, possible or pending asset dispositions, the benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that may result from the Merger.

The unaudited pro forma combined financial statements are presented for informational purposes only and do not purport to represent what the results of operations or financial condition would have been had the Merger, the Financing Transactions and the offering actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition of the consolidated company for any future period or as of any future date. The unaudited pro forma combined financial statements have been prepared in advance of the close of the Merger, the Financing Transactions and the offering, and the final amounts recorded upon the closing of the foregoing may differ materially from the information presented. The actual debt financing in connection with the Merger may be in a different form than as described herein and pursuant to the terms of a commitment letter, the first $300 million of the gross cash proceeds from the offering will reduce the commitments in respect of a bridge facility, and the remainder of the gross cash proceeds will reduce the commitments in respect of the term loan facility, in each case, on a dollar-for-dollar basis.

The unaudited pro forma combined financial statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, which are subject to change and interpretation. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed (see Note 4 below). Accordingly, the pro forma adjustments contained herein are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined company’s future results of operations and financial position.

HealthEquity, Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of April 30, 2019

(In thousands)	As of 4/30/2019 Historical HealthEquity	As of 3/31/2019 Historical WageWorks	Offering- Related Adjustments		Financing- Related Adjustments		Merger- Related Adjustments		Pro Forma
		(Note 3)	(Note 5)		(Note 6)		(Note 7)
Assets
Current Assets
Cash and cash equivalents	$329,310	$783,099	$396,700	(a)	$1,270,100	(a)	$(2,087,960)	(a)	$691,249
Short-term investments	—	183,603					(183,603)	(a)	—
Accounts Receivable, net	27,022	114,426							141,448
Other Current Assets	8,244	30,822							39,066
Total Current Assets	364,576	1,111,950	396,700		1,270,100		(2,271,563)		871,763
Other investments	78,065	—					(77,400)	(b)	665
Property and Equipment, net	8,481	74,378							82,859
Operating lease right-of-use assets	37,367	24,095							61,462
Intangible Assets, net	81,437	123,762					576,238	(c)	781,437
Goodwill	4,651	297,409					995,251	(d)	1,297,311
Deferred TaxAsset	551	1,305					(1,305)	(e)	551
Other Assets	21,511	33,300							54,811
Total Assets	$596,639	$1,666,199	$396,700		$1,270,100		$(778,779)		$3,150,859
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,964	$53,863							$55,827
Accrued compensation	8,501	29,064							37,565
Accrued liabilities	9,127	4,885							14,012
Customer obligations	—	660,437							660,437
Operating lease liabilities	3,786	8,069							11,855
Other current liabilities	—	19,197							19,197
Total Current Liabilities	23,378	775,515	—		—		—		798,893
Long-term debt, net of issuance costs	—	184,769			1,270,100	(a)	(184,769)	(f)	1,270,100
Operating lease liabilities, non-current	36,243	28,455							64,698
Deferred TaxLiability	7,332	—					136,992	(e)	144,324
Other Long-Term Liability	387	4,773							5,160
Total Liabilities	67,340	993,512	—		1,270,100		(47,777)		2,283,175
Stockholders’ Equity
Preferred Stock	—	—							—
Common Stock	6	41	1	(a)			(41)	(g)	7
Additional Paid in Capital	315,621	585,478	396,699	(a)			(585,478)	(g)	712,320
Treasury stock at cost	—	(22,309)					22,309	(g)	—
Accumulated Other Comprehensive Loss		(222)					222	(g)	—
Accumulated Earnings	213,672	109,699					(168,014)	(g)	155,357
Total Stockholders’ Equity	529,299	672,687	396,700		—		(731,002)		867,684
Total Liabilities and Stockholders’ Equity	$596,639	$1,666,199	$396,700		$1,270,100		$(778,779)		$3,150,859

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HealthEquity, Inc.

Unaudited Pro Forma Combined Condensed Statements of Income

For the Year Ended January 31, 2019

	For the year ended 1/31/2019	For the year ended 12/31/2018
(In thousands, except per share amounts)	Historical HealthEquity	Historical WageWorks	Offering- Related Adjustments		Financing- Related Adjustments		Merger- Related Adjustments		Pro Forma
		(Note 3)	(Note 5)		(Note 6)		(Note 8)
Revenue:
Service revenue	$100,564								$100,564
Custodial revenue	126,178								126,178
Interchange revenue	60,501								60,501
WageWorks Revenue		472,184							472,184
Total revenue	287,243	472,184	—		—		—		759,427
Cost of revenue:
Service costs	76,858						1,125	(a)	77,983
Custodial costs	14,124								14,124
Interchange costs	15,068								15,068
WageWorks Cost of revenue	—	154,804							154,804
Total cost of revenue	106,050	154,804	—		—		1,125		261,979
Gross profit	181,193	317,380					(1,125)		497,448
Operating expenses:
Sales and marketing	29,498	73,092					1,402	(a)	103,992
Technology and development	35,057	53,079					2,029	(a)	90,165
General and administrative	33,039	101,577					3,794	(a)	138,410
Amortization of acquired intangible assets	5,929	41,456					28,544	(b)	75,929
Employee termination & other charges	—	3,792							3,792
Total operating expenses	103,523	272,996	—		—		35,769		412,288
Income from operations	77,670	44,384					(36,894)		85,160
Other income (expense), net	(1,852)	(4,269)			(63,936)	(b)	10,087	(c)	(59,970)
Income before income taxes	75,818	40,115	—		(63,936)		(26,807)		25,190
Income tax provision (benefit)	1,919	14,145			(15,345)	(c)	(6,434)	(d)	(5,714)
Net income and comprehensive income	$73,899	$25,970	$—		$(48,591)		$(20,373)		$30,904
(Note 9)
Net income per share:
Basic	$1.20	$0.65							$0.45
Diluted	$1.17	$0.64							$0.44
Weighted-average number of shares used in computing net income per share:	61,836	39,846	6,308	(a)			(39,846)	(b)	68,144
Basic
Diluted	63,370	40,434	6,308	(a)			(40,434)	(b)	69,678

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HealthEquity, Inc.

Unaudited Pro Forma Combined Condensed Statements of Income

For the Three Months Ended April 30, 2019

	For the three months ended 4/30/2019	For the three months ended 3/31/2019
(In thousands, except per share amounts)	Historical HealthEquity	Historical WageWorks	Offering- Related Adjustments		Financing- Related Adjustments		Merger- Related Adjustments		Pro Forma
		(Note 3)	(Note 5)		(Note 6)		(Note 8)
Revenue:
Service revenue	$26,808								$26,808
Custodial revenue	41,952								41,952
Interchange revenue	18,292								18,292
WageWorks Revenue		118,225							118,225
Total revenue	87,052	118,225	—		—		—		205,277
Cost of revenue:
Service costs	20,649						281	(a)	20,930
Custodial costs	4,123								4,123
Interchange costs	4,527								4,527
WageWorks Cost of revenue	—	39,258							39,258
Total cost of revenue	29,299	39,258	—		—		281		68,838
Gross profit	57,753	78,967					(281)		136,439
Operating expenses:
Sales and marketing	8,970	18,331					351	(a)	27,652
Technology and development	10,905	16,340					507	(a)	27,752
General and administrative	8,709	27,909					948	(a)	37,566
Amortization of acquired intangible assets	1,491	10,851					6,649	(b)	18,991
Total operating expenses	30,075	73,431	—		—		8,455		111,961
Income from operations	27,678	5,536	—		—		(8,737)		24,478
Other income (expense), net	23,600	(60)			(16,046)	(b)	(19,618)	(c)	(12,124)
Income before income taxes	51,278	5,476	—		(16,046)		(28,355)		12,354
Income tax provision (benefit)	9,456	1,419			(3,851)	(c)	(6,805)	(d)	219
Net income and comprehensive income	$41,822	$4,057	$—		$(12,195)		$(21,549)		$12,135
(Note 9)
Net income per share:
Basic	$0.67	$0.10							$0.18
Diluted	$0.65	$0.10							$0.17
Weighted-average number of shares used in computing
Basic	62,326	39,853	6,308	(a)			(39,853)	(b)	68,634
Diluted	63,901	40,437	6,308	(a)			(40,437)	(b)	70,209

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements

1.                                      Description of Merger

On June 26, 2019, HealthEquity entered into an Agreement and Plan of Merger, referred to herein as the Merger Agreement, to acquire all of the outstanding shares of common stock of WageWorks for cash. Pursuant to the terms of the Merger Agreement, a wholly owned subsidiary of HealthEquity will be merged with and into WageWorks, with WageWorks surviving the merger as a wholly owned subsidiary of HealthEquity, which transaction is referred to herein as the Merger. WageWorks stockholders will receive $51.35 per share in cash for each WageWorks share.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of WageWorks common stock (other than shares (i) owned in treasury by WageWorks, (ii) owned by HealthEquity, Merger Sub or any other direct or indirect wholly owned subsidiary of HealthEquity, and (iii) held by WageWorks stockholders who perfect their appraisal rights with respect to the Merger) will be cancelled and automatically converted into the right to receive $51.35 in cash, without interest (the “Merger Consideration”).

Under the Merger Agreement, at the effective time of the Merger, (x) each outstanding WageWorks stock option (whether vested or unvested) will be cancelled and, if the exercise price per share of such stock option is less than $51.35, will be exchanged for an amount of cash, without interest, equal to (1) the Merger Consideration less the applicable exercise price per share with respect to such stock option multiplied by (2) the number of shares covered by such stock option, (y) each outstanding award of WageWorks RSUs subject to only time-based vesting conditions (1) granted prior to June 26, 2019 will fully vest and be entitled to receive the Merger Consideration for each share covered by such award or (2) granted on or after June 26, 2019, will, as of the effective time of the Merger, be assumed by HealthEquity and converted automatically into an award of RSUs covering an adjusted (based on the ratio of the Merger Consideration to the volume weighted average price of a share of common stock of HealthEquity for the 20 trading days ending with the trading day immediately preceding the date of the closing of the Merger) number of shares of common stock of HealthEquity and will be subject to the same terms and conditions applicable to such RSUs immediately prior to the Effective Time, and (z) each outstanding award of WageWorks RSUs granted prior to June 26, 2019 and subject to performance-based vesting conditions (each, a “Performance Unit”) will (1) in the case of any Performance Unit for which the performance period is complete but for which the board of directors of WageWorks has not determined the achievement of the underlying performance goals, vest based on actual performance, (2) in the case of any Performance Unit for which the performance period is incomplete, vest based on target performance, and (3) in the case of any Performance Unit that does not vest in accordance with clause (1) or (2), be cancelled for no consideration. Each Performance Unit that vests according to the previous sentence will be cancelled in exchange for an amount of cash, without interest, equal to the Merger Consideration multiplied by the number of shares covered by such vested Performance Unit.

In connection with the Merger, on June 26, 2019, we entered into a commitment letter, referred to herein as the Commitment Letter, with Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC, referred to herein as the Commitment Parties, pursuant to which the Commitment Parties committed to provide senior credit facilities in an aggregate principal amount of $1.91 billion, consisting of (i) a senior secured revolving credit facility in an aggregate principal amount of $200 million, referred to herein as the Revolving Credit Facility, (ii) a senior secured term loan facility in an aggregate principal amount of $1.41 billion, referred to herein as the Term Loan Facility and together with the Revolving Credit Facility, the Senior Facilities, and (iii) a senior unsecured bridge facility in an aggregate principal amount of $300 million, referred to herein as the Bridge Facility and together with the Senior Facilities, the Facilities. Pursuant to the terms of the Commitment Letter, the first $300 million of the gross cash proceeds from the offering will reduce the commitments in respect of the Bridge Facility, and the remainder of the gross cash proceeds will reduce the commitments in respect of the Term Loan Facility, in each case, on a dollar-for-dollar basis.

Because the first $300 million of the gross cash proceeds from the offering will reduce the commitments in respect of the Bridge Facility on a dollar-for-dollar basis, we have assumed for purposes of these unaudited pro forma combined condensed financial statements, that no amounts will be drawn under the Bridge Facility; furthermore, we have assumed for purposes of these unaudited pro forma combined condensed financial statements that no amounts will be drawn under our Revolving Credit Facility.

Because these unaudited pro forma combined condensed financial statements have been prepared in advance of the closing of the Merger and the Financing Transactions, the actual debt financing in connection with the Merger may be in a different form than as described herein. See “Summary — Merger with WageWorks — Financing Transactions.”

2.                                      Basis of Presentation

The Merger will be accounted for as a business combination by HealthEquity using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, under GAAP. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. Such valuations are based on available information and certain assumptions that management believes are reasonable. The preliminary allocation of the estimated purchase price to the net tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments contained in this herein are preliminary and have been made solely for the purpose of providing these unaudited pro forma combined condensed financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the unaudited pro forma combined condensed financial statements presented herein and HealthEquity’s future results of operations and financial position.

HealthEquity performed a review of WageWorks’s accounting policies for the purpose of identifying any material differences in significant accounting policies and any accounting adjustments that would be required in connection with adopting uniform policies. Management is not aware of any differences in the accounting policies that could result in material adjustments to the pro forma consolidated financial statements of HealthEquity as a result of conforming the accounting policies except for the presentation of certain financial statement line items as discussed below. However, this assessment is ongoing and these adjustments reflect HealthEquity’s best estimates based upon the information available to date and are preliminary and subject to change once more detailed information is obtained.

The final structure and terms of the Facilities will be subject to market conditions and may change materially from the assumptions described above. Changes in the assumptions described above would result in changes to various components of the unaudited pro forma combined condensed balance sheet, including cash and cash equivalents, long-term debt and additional paid-in capital, and various components of the unaudited pro forma combined condensed statements of income, including interest expense, earnings per share and weighted-average shares outstanding. Depending upon the nature of the changes, the impact on the unaudited pro forma combined financial statements could be material.

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and does not purport to represent what our results of operations or financial condition would have been had the Merger, the Financing Transactions and the offering actually occurred on the date indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date.

3.                                      Reclassifications

Certain reclassifications were made to the historical financial statements of WageWorks to conform WageWorks’s financial statement line item presentation to HealthEquity’s presentation. This assessment is ongoing, and these adjustments reflect HealthEquity’s best estimates based upon the information available to date and are preliminary and subject to change once more detailed information is obtained. The reclassification identified to date include the following:

WageWorks reclassifications in the unaudited pro forma combined condensed balance sheet as of March 31, 2019

(in thousands)	Before Reclassification	Reclassification		After Reclassification
AP and accruals	53,863	(53,863	)(a)	—
Accounts payable		53,863	(a)	53,863
AP and accruals	29,064	(29,064	)(b)	—
Accrued compensation		29,064	(b)	29,064
AP and accruals	4,885	(4,885	)(c)	—
Accrued liabilities		4,885	(c)	4,885
Restricted cash	333	(333	)(d)	—
Cash and cash equivalents		333	(d)	333

(a)                                 Represents the reclassification of Accounts payable to providers classified as Accounts payable and Accrued expenses on WageWorks’s balance sheet into Accounts payable to conform to HealthEquity’s balance sheet presentation.

(b)                                 Represents the reclassification of Accrued compensation classified as Accounts payable and Accrued expenses on WageWorks’s balance sheet into Accrued compensation to conform to HealthEquity’s balance sheet presentation.

(c)                                  Represents the reclassification of Other accruals classified as Accounts payable and Accrued expenses on WageWorks’s balance sheet into Accrued liabilities to conform to HealthEquity’s balance sheet presentation.

(d)                                 Represents the reclassification of Restricted cash on WageWorks’s balance sheet into Cash and cash equivalents to conform to HealthEquity’s balance sheet presentation.

WageWorks reclassifications in the unaudited pro forma combined condensed statements of income for the year ended December 31, 2018

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Healthcare revenue	274,861	(274,861	)(e)	—
COBRA revenue	106,161	(106,161	)(e)	—
Commuter revenue	75,936	(75,936	)(e)	—
Other revenue	15,226	(15,226	)(e)	—
WageWorks Revenue		472,184	(e)	472,184
Interest income	5,849	(5,849	)(e)	—
Interest expense	(10,087)	10,087	(e)	—
Other income (expense), net		(4,238	)(e)	(4,238)

(e)                                  Represents the reclassification of Healthcare, COBRA, Commuter, and Other revenue on WageWorks’s statement of income into the single line item WageWorks Revenue.

(f)                                   Represents the reclassification of a portion of interest income and interest expense on WageWorks’s statement of income into Other income (expense), net, to conform to HealthEquity’s statement of income presentation.

WageWorks reclassifications in the unaudited pro forma combined condensed statements of income for the three months ended March 31, 2019

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Healthcare revenue	71,974	(71,974	)(g)	—
COBRA revenue	23,589	(23,589	)(g)	—
Commuter revenue	19,340	(19,340	)(g)	—
Other revenue	3,322	(3,322	)(g)	—
WageWorks Revenue		118,225	(g)	118,225
Interest expense	(2,709)	2,709	(f)	—
Other income, net	2,649	(2,649	)(f)	—
Other income (expense), net		(60	)(f)	(60)

(g)                                  Represents the reclassification of Healthcare, COBRA, Commuter, and Other revenue on WageWorks’s statement of income into the single line item WageWorks Revenue.

(h)                                 Represents the reclassification of a portion of interest income and interest expense on WageWorks’s statement of income into Other income (expense), net, to conform to HealthEquity’s statement of income presentation.

As our assessment of the WageWorks historical accounting policies and presentation is ongoing, we are currently unable to accurately allocate WageWorks’s revenue line items to HealthEquity’s historical presentation. In addition, WageWorks has historically reported a single cost of sales line item, and as our assessment of WageWorks’s historical accounting policies and presentation is ongoing, we are unable at this time to allocate this single line item between HealthEquity’s line items for service costs, custodial costs and interchange costs. As a result, for purposes of these unaudited pro forma combined condensed statements of operations, we have presented WageWorks’s revenue and cost of sales as separate line items. We expect to finalize our assessment of WageWorks’s historical accounting policies and presentation subsequent to the closing date of the Merger, referred to herein as the Closing Date.

4.                                      Preliminary Purchase Price Allocation

These pro forma adjustments include a preliminary allocation of the estimated purchase price required under the Merger Agreement to the estimated fair value of assets acquired and liabilities assumed at the Closing Date, with the excess recorded as Goodwill; however, a detailed analysis has not been completed and actual results may differ from these estimates. The final allocation of the purchase price required under the Merger Agreement could differ materially from the preliminary allocation primarily because market prices, interest rates and other valuation variables will fluctuate over time and be different at the Closing Date compared to the amounts assumed for these pro forma adjustments.

The following is a summary of the estimated purchase price required under the Merger Agreement and preliminary purchase price allocation giving effect to the Merger as if it had been completed on April 30, 2019:

(in thousands)	As of Apr. 30, 2019
Estimated cash consideration for Merger	$2,028,479
Fair value of existing equity investment in WageWorks	77,400
Estimated purchase consideration	$2,105,879
Cash	$598,330
Short-term investments	183,603
Trade receivables, net	114,426
Other current assets	30,822
Property, plant and equipment, net	74,378
Operating lease ROU assets	24,095
Intangible assets, net	700,000
Goodwill	1,292,660
Other assets	33,300
Total assets acquired	3,051,614
Accounts payable, accrued expenses and other current liabilities	(107,009)
Operating lease liabilities	(36,524)
Customer obligations	(660,437)
Deferred tax liability	(136,992)
Other long-term liabilities	(4,773)
Fair value of net assets acquired	$2,105,879

WageWorks’s long-term debt includes change-of-control provisions and therefore will be paid off prior to the Closing Date and will not be assumed by HealthEquity.

5.                                      Offering Pro Forma Adjustments

Gross proceeds from the offering are estimated to be $410.0 million, calculated as the sale of approximately 6.3 million shares of our common stock at a price of approximately $65.00 per share, adjusted for issuance costs as follows:

(a)                                 Adjustment to cash consists of the following:

(in thousands)	As of Apr 30, 2019
Gross proceeds raised from the offering	$410,000
Cash paid for fees related to the offering	(13,300)
Estimated net proceeds from the offering	$396,700

The estimated price per share of $65.00 was estimated based on HealthEquity’s closing price per share on July 5, 2019. The actual proceeds from the offering may differ from the amount presented in the table above. A hypothetical $2 change in the price per share of HealthEquity’s common stock, all other factors remaining constant, would result in a corresponding increase or decrease in the total gross proceeds of approximately $13 million.

6.                                      Term Loan Financing Related Pro Forma Adjustments

(a)                                 Adjustment to cash consists of the following:

(in thousands)	As of Apr 30, 2019
Amounts borrowed under the Five Year Term Loan	1,300,000
Cash paid for financing fees related to the Five Year Term Loan	(29,900)
Estimated net proceeds from the Financing	$1,270,100

(b)                                 Using an assumed effective interest rate of 4.94%, we estimated interest expense of $63.9 million for the year ended January 31, 2019 and $16.0 million three months ended April 30, 2019.

The adjustment to interest expense assumes the principal, stated amount, assumed rates on the Term Loan Facility do not change from those assumed; however, a 0.125% change in the respective variable interest rate of the Term Loan Facility would result in an increase or decrease in pro forma interest expense of approximately $1.6 million for the year ended January 31, 2019 and approximately $0.4 million for the three months ended April 30, 2019.

(c)                                  Adjustment to record the income tax impacts of the Term Loan Facility related pro forma adjustments using an assumed statutory tax rate of 24.0% for the year ended January 31, 2019 and three months ended April 30, 2019. These rates do not reflect HealthEquity’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these pro forma combined condensed financial statements.

The actual debt financing in connection with the Merger may be in a different form than as described herein, and the actual amount of the Term Loan Facility funded in connection with the Merger may be less than as described, which would reduce the interest expense in connection such debt financing.

7.                                      Merger Related Pro Forma Combined Condensed Balance Sheet Adjustments

(a)                                 Adjustment to cash consists of the following:

(in thousands)	As of Apr. 30, 2019
Base Merger Cash Consideration	$2,028,479
Plus: Repayment of WageWorks debt subject to change-of-control provisions	$184,769
Plus: Other estimated transaction fees and expenses	58,315
Plus: Cash from liquidation of WageWorks short-term investments	(183,603)
Merger related adjustments to cash	$2,087,960

The estimated Merger Consideration is preliminary and may differ from the estimates presented herein based on movements in WageWorks working capital balances and other account movements.

(b)                                 Adjustment to eliminate HealthEquity’s $77.4 million equity investment in WageWorks.

(c)                                  Adjustment to eliminate WageWorks’ historical intangible assets, net of $123.8 million and to recognize the estimated fair value of intangible assets acquired consisting of $700.0 million in customer relationships.

(d)                                 Adjustment to eliminate WageWorks’ historical goodwill of $297.4 million and to recognize goodwill of the proposed WageWorks acquisition of $1,292.7 million. Goodwill is calculated as the difference between the estimated purchase price and the fair value of identifiable tangible and intangible assets acquired, net of liabilities assumed. The adjustment is preliminary and subject to change based upon final determination of the fair value of assets acquired and liabilities assumed and finalization of the purchase price.

The fair value of acquired customer relationships was determined using benchmark data from similar transactions in similar industries. The above fair value estimate is preliminary and subject to change and could vary materially from the actual adjustment on the consummation date.

(e)                                  Adjustment to deferred tax liability is as follows:

(in thousands)	As of Apr. 30, 2019
Incremental increase to intangible assets that do not have tax basis	$138,297
Reclassification of WageWorks historical deferred tax asset	(1,305)
Total adjustment to deferred tax liability	$136,992

(f)                                   Adjustment to eliminate $184.8 million of WageWorks’ long-term debt that pursuant to change-of-control provisions will be repaid at time of merger and not assumed by HealthEquity.

(g)                                  Adjustment to total equity consists of the following:

(in thousands)	As of Apr. 30, 2019
Eliminate WageWorks’ historical equity	$(672,687)
Adjustment to accrue for estimated transaction fees and expenses incurred	(58,315)
Total adjustment to equity	$(731,002)

8.                                      Merger Related Pro Forma Combined Condensed Statements of Income Adjustments

(a)                                 Adjustment represents the increase in stock compensation expense related to $33.4 million of WageWorks restricted share unit awards promised but not granted prior to the Merger Agreement that HealthEquity will grant pursuant to the Merger Agreement. The shares granted under the award will be determined based on the closing price on the date of grant. For purposes of the pro forma combined condensed statements of income, estimated stock compensation expense was recorded on a straight-line basis over an estimated four year term of the awards.

(b)                                 Adjustment represents the increase in the amortization of intangible assets associated with the respective step-up in the fair value of acquired identifiable intangible assets. For purposes of the pro forma combined condensed statements of income, estimated amortization expense was recorded on a straight-line basis over the assumed 10 year useful life of the acquired intangible assets.

If the estimated fair value of the intangible assets acquired would increase or decrease from the preliminary estimate by $100 million, annual amortization expense would increase or decrease by $10 million, if amortized on straight line basis over the estimated life of the acquired intangible assets.

(c)                                  Adjustments for the three months ended April 30, 2019 include the elimination of (i) of $2.7 million of interest expense related to historical WageWorks indebtedness that for pro forma purposes is assumed to be immediately repaid by HealthEquity upon close of the Merger, and (ii) $1.2 million of merger related costs incurred by HealthEquity in the quarter ended April 30, 2019, offset by (iii) the elimination of $23.5 million unrealized gain on the HealthEquity investment in WageWorks. Adjustments for the year ended January 31, 2019 include the elimination of $10.1 million of interest expense related to historical WageWorks indebtedness that is assumed to be repaid for pro forma purposes.

(d)                                 Adjustment to record the income tax impacts of the pro forma adjustments using an assumed statutory tax rate of 24.0% for the year ended January 31, 2019 and the three months ended April 30, 2019. These rates do not reflect HealthEquity’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

9.                                      Earnings Per Share

The unaudited pro forma combined basic and diluted earnings per share (“EPS”) for the year ended January 31, 2019 and the three months ended April 30, 2019 are based on pro forma income reflecting the adjustments discussed above divided by the basic and diluted pro forma weighted-average number of common shares outstanding.

The unaudited pro forma basic EPS are calculated as follows:

(in thousands, except per share amounts)	Year ended January 31, 2019	Three months ended Apr. 30, 2019
Pro forma net income	$30,904	$12,135
Pro forma basic weighted-average common shares outstanding	68,144	68,634
Pro forma basic EPS	$0.45	$0.18

Should the underwriters fully exercise their option to purchase additional shares of common stock, which is limited to a maximum            million additional shares, our pro forma weighted-average shares outstanding would increase by such amount, and would increase pro forma basic earnings per share from continuing operations by $0.01 per share for the year ended January 31, 2019 and decrease by $0.01 per share for the three months ended April 30, 2019, respectively.

The unaudited pro forma diluted EPS are calculated as follows:

(in thousands, except per share amounts)	Year ended January 31, 2019	Three months ended Apr. 30, 2019
Pro forma net income	$30,904	$12,135
Pro forma diluted weighted-average common shares outstanding	69,678	70,209
Pro forma diluted EPS	$0.44	$0.17

Should the underwriters fully exercise their option to purchase additional shares of common stock, which is limited to a maximum            million additional shares, our pro forma weighted-average shares outstanding would increase by such amount, and would increase pro forma diluted earnings per share from continuing operations by $0.01 per share for the year ended January 31, 2019 and decrease by $0.01 per share for the three months ended April 30, 2019, respectively.

For pro forma purposes, the assumed grant of $33.4 million in restricted share units were not included in the calculation of weighted average number of shares as the assumed number of vested restricted share units do not have a material effect on the basic or diluted pro forma net income per share.